Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated March 22, 2018, with respect to the balance sheets of Peoples Southern Bank as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for the years then ended, and the effectiveness of internal control over financial reporting as of December 31, 2017 and 2016, incorporated herein by reference.

Borland Benefield, P.C.

Birmingham, Alabama

December 21, 2018